UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 12, 2014

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

231 N. Martingale Rd., Schaumburg, IL	60173
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 781-3600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated With Exit or Disposal Activities.

On December 18, 2014, the Board of Directors (the “Board”) of Career Education Corporation (“CEC” or the “Company”) approved a plan (the “Plan”) to sell the Company’s 16 Culinary Arts campuses (“LCB”). CEC’s decision to pursue the divestiture of LCB was the result of an ongoing portfolio review undertaken to evaluate the strategic direction of the Company. CEC has not yet secured a buyer for the sale of LCB, but has engaged Parchman, Vaughan & Company, LLC, an investment banker focusing on the education industry, and has allocated internal resources to identify potential buyers and evaluate proposals for these campuses. CEC anticipates completing the sale within the next twelve months.

As of the date of the approval of the Plan, LCB will be accounted for as discontinued operations. Net assets held for sale are required to be recorded on the balance sheet at the lower of their carrying amount or estimated fair value, less estimated costs to sell. Accordingly, CEC may recognize a charge during the quarter ending December 31, 2014 related to recording the estimated fair value of the campuses included in discontinued operations, but such a charge cannot be reasonably estimated at this time. The Company is also unable in good faith to make an estimate at this time of the other costs it expects to incur in connection with this action. As a result, the total costs and charges estimated to be incurred in connection with the Plan, including future cash expenditures, cannot be reasonably estimated at this time.

The Company will file an amended report on Form 8-K under Item 2.05 within four business days after it makes a determination of an estimate or range of estimates of costs expected to be incurred in connection with the exit and disposal activities associated with the Plan. Additionally, the estimated selling costs and fair value of LCB will be re-evaluated as of the end of each fiscal quarter until LCB is sold. Any changes in fair values or estimated selling costs may result in additional charges or costs that may be material to CEC’s consolidated results of operations.

The Company has previously provided information about its expectations regarding certain future financial measures. The change to accounting for LCB as discontinued operations impacts the numerical information previously provided.

The Company issued a press release on December 18, 2014 regarding its intention to divest LCB, a copy of which is attached as Exhibit 99.1, and the information contained therein is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements, including statements about the expected timing and effects of the expected sale of LCB. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, uncertainties regarding the timing and successful completion of the sale, uncertainties relating to the Company’s future costs and the factors described in the Company’s reports filed with the Securities and Exchange Commission from time to time. Except to the extent required by law, the Company disclaims any obligations to update any forward-looking statements.

Item 2.06.	Material Impairments.

Item 2.05 of this Form 8-K, including the anticipated recognition of a charge related to recording the estimated fair value of LCB in discontinued operations, is incorporated by reference in this Item 2.06. The Company is unable in good faith to determine the amount or range of amounts of any impairment charge which may be incurred in connection with the Plan, including any portion that will result in future cash expenditures. The Company will file an amended report on Form 8-K under this Item 2.06 within four business days after it makes a determination of an estimate or range of estimates for any such impairment charge.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 12, 2014, the Compensation Committee of the Board of the Company approved the Career Education Corporation Executive Severance Plan (Amended and Restated as of January 1, 2015) (the “Amended Plan”). The Amended Plan amends and restates the Career Education Corporation Executive Severance Plan (Amended and Restated as of July 1, 2010) (the “Prior Plan”).

The Amended Plan amends the Prior Plan by, among other things:

•	Modifying the severance amount to generally be calculated as one times base pay plus target bonus, rather than the current approach of severance being calculated based on years of service and actual prorated bonus

•	Providing for a severance amount calculated as two times the sum of base pay plus target bonus in instances where the Company requires a two year post-termination covenant not to compete

•	Including executives who are either elected officers of the Company or report directly to the President and CEO, in addition to the Company’s executive officers subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, who were eligible under the Prior Plan

The foregoing description of the Amended Plan is qualified in its entirety by reference to the provisions of the Amended Plan attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibits

10.1	Career Education Corporation Executive Severance Plan (Amended and Restated as of January 1, 2015)

99.1	Press release of the Company dated December 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

By:	/s/ Reid E. Simpson
Reid E. Simpson
Senior Vice President and Chief Financial Officer

Dated:	December 18, 2014

Exhibit Index

Exhibit Number	Description of Exhibits

10.1	Career Education Corporation Executive Severance Plan (Amended and Restated as of January 1, 2015)

99.1	Press release of the Company dated December 18, 2014